Exhibit 23.4

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement on Form S-4 of Summit Materials, LLC of our report dated April 18, 2012, relating to the consolidated statements of operations, comprehensive (loss) income, changes in redeemable member’s interest and equity, and cash flows of Continental Cement Company, L.L.C. and Subsidiary for the year ended December 31, 2011 appearing in the Prospectus, which is part of this Registration Statement.

We also consent to the reference to us under the heading “Experts” in such Prospectus.

/s/ DELOITTE & TOUCHE LLP

March 28, 2014